UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2015 (March 13, 2015)

L.B. Foster Company

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-10436	25-1324733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Holiday Drive Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported under Items 1.01, 2.01 and 2.03 of the Current Report on Form 8-K, on March 13, 2015, L.B. Foster Company (“the Company”) announced that the Company, its domestic subsidiaries, and certain of its Canadian subsidiaries entered into an amended and restated $335,000,000 Revolving Credit Facility Credit Agreement (“Amended Credit Agreement”) with PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Citizens Bank of Pennsylvania, and Branch Banking and Trust Company. That form 8-K also disclosed that the Company and its wholly-owned subsidiary, L. B. Foster Raven Merger Company (“Merger Sub”) entered into, and consummated the transactions contemplated by, an Agreement and Plan of Merger (the “Merger Agreement”) with IOS Holdings Inc., a Delaware corporation (“IOS”) and IOS Holding Company LLC, solely in its capacity as the representative of IOS’s shareholders.

This Current Report on Form 8-K/A amends the original 8-K by filing copies of the Merger Agreement and Amended Credit Agreement herewith as Exhibits 2.1 and 10.1, respectively. The terms of each of the Merger Agreement and Amended Credit Agreement are incorporated by reference into the original 8-K, as amended by this filing.

The Merger Agreement and the Amended Credit Agreement have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or their assets. The representations, warranties and covenants contained in the Merger Agreement and the Amended Credit Agreement are made solely for purposes of those agreements and are made as of their dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement and the Amended Credit Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement and the Amended Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1 Agreement and Plan of Merger dated March 13, 2015 among IOS Holdings, Inc., L.B. Foster Company, L.B. Foster Raven Merger Company and IOS Holding Company LLC, solely in its capacity as the representative of IOS’s shareholders. Exhibits to the Agreement and Plan of Merger identified in the Table of Contents to the Agreement and Plan of Merger and the following schedules are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request:

Schedule 2.02(e)(viii) - Consents and Approvals

Schedule 2.02(e)(xi) - Termination of Agreements

Schedule 3.01 - Organization and Power

Schedule 3.02 - Subsidiaries

Schedule 3.03(b) - Authorization; No Breach; Valid and Binding Agreement

Schedule 3.04(a) - Capitalization

Schedule 3.04(b) - Options Outstanding

Schedule 3.06(a) - Absence of Certain Developments; Undisclosed Liabilities

Schedule 3.07(a), (b) & (d) - Real Property

Schedule 3.09(a) - Contracts and Commitments

Schedule 3.10(a) & (b) - Intellectual Property

Schedule 3.11 - Litigation

Schedule 3.12 - Government Consents

Schedule 3.13(a) - Employee Benefit Plans

Schedule 3.13(f) - Change in Control Payments or Benefits

Schedule 3.14 - Insurance

Schedule 3.16(a), (b), (c) & (f) - Environmental Matters

Schedule 3.17 - Affiliated Transactions

Schedule 3.19 - Brokerage

Schedule 3.21 - Customers and Suppliers

10.1 $335,000,000 Amended and Restated Credit Agreement dated March 13, 2015, between Registrant and PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Citizens Bank of Pennsylvania, and Branch Banking and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: March 16, 2015	/s/ David J. Russo
David J. Russo
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 13, 2015 among IOS Holdings, Inc., L.B. Foster Company, L.B. Foster Raven Merger Company and IOS Holding Company LLC, solely in its capacity as the representative of IOS’s shareholders. Exhibits to the Agreement and Plan of Merger identified in the Table of Contents to the Agreement and Plan of Merger and the schedules to it set forth in Item 9.01(d) are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	$335,000,000 Amended and Restated Credit Agreement dated March 13, 2015, between Registrant and PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Citizens Bank of Pennsylvania, and Branch Banking and Trust Company.

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